AMENDMENT to
CUSTODIAN AGREEMENT

AMENDMENT AGREEMENT, effective as of July 1, 2008, by and among each of the entities listed on Appendix A hereto (each, a “Fund” and collectively, the “Funds”) and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (the “State Street”).

WHEREAS, the Funds and Investors Bank & Trust Company (“IBT”) entered into a Custodian Agreement dated August 15, 2003, as amended, modified and supplemented from time to time (the “Custodian Agreement”);

WHEREAS, IBT merged with and into State Street, effective July 2, 2007, with the result that State Street now serves as Custodian under the Custodian Agreement; and

WHEREAS, the Funds have requested that State Street amend the Custodian Agreement to reflect, among other things, modifications to the existing fee and operational arrangements between the Funds and State Street, and State Street has agreed to do so as an accommodation to the Funds notwithstanding that as amended, the Custodian Agreement is not identical to the form of custodian agreement customarily entered into by State Street as custodian, in order that the services to be provided to the Funds on behalf of its Portfolios by State Street, as successor by merger to IBT, may be made consistently and predictably to the Funds.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.	Amendments.

(a)  Section 13 of the Custodian Agreement is hereby deleted in its entirety and replaced with the following:

“13. Additional Services. The Bank shall perform additional services for the Fund as agreed by the parties for such compensation as agreed upon by the parties from time to time.”

(b)  The first three sentences of the second paragraph of Section 14.6 of the Custodian Agreement are hereby deleted in their entirety and replaced with the following:

“Fees and expenses will be calculated monthly. Fees and expenses owed to the Bank for any month may be charged against any cash balance held by a Fund.”

(c)	Paragraphs (a) and (b) of Section 18 of the Custodian Agreement are hereby amended to amend the notice addresses to the Funds and to State Street, as follows:

“(a)	In the case of notices sent to a Fund, to:

TIFF Advisory Services, Inc.
Four Tower Bridge
200 Barr Harbor Drive, Suite 100
W. Conshohocken, PA 19428
Attention: Richard J. Flannery
With a copy to: Richelle S. Maestro
Telephone: 610-684-8000
Telecopy: 610-684-8080

(b)	In the case of notices sent to the Bank to:

State Street Bank and Trust Company
John Hancock Tower
200 Clarendon Street, JHT
Boston, Massachusetts 02116
Attention: Andrew Stewart
Telephone: 617-937-8125
Telecopy: 617-937-6033”

(d)  Appendices A and B are hereby deleted in their entirety and replaced with Appendices A and B attached hereto, as the same may be amended from time to time.

(e)  Appendices C and D of the Custodian Agreement are hereby deleted in their entirety.

2.	Miscellaneous.

(a)	The obligations of each Fund shall be several and not joint.

(b)	Except as amended hereby, the Custodian Agreement shall remain in full force and effect.

(c)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized officer, as the case may be, as of the date and year first above written.

EACH TIFF ENTITY LISTED ON APPENDIX A HERETO

By:  /s/ Richelle S. Maestro
Name: Richelle S. Maestro
Title:  Authorized Agent

STATE STREET BANK AND TRUST COMPANY

By:  /s/ Stephen A. DeSalvo
Name: Stephen A. DeSalvo
Title: Senior Vice President

APPENDIX A

TIFF INVESTMENT PROGRAM, INC., on behalf of
TIFF U.S. EQUITY FUND
TIFF INTERNATIONAL EQUITY FUND
TIFF SHORT-TERM FUND
TIFF MULTI-ASSET FUND

TIFF PARTNERS I, LLC
TIFF PARTNERS II, LLC
TIFF PARTNERS III, LLC
TIFF PARTNERS IV, LLC
TIFF PARTNERS V-US, LLC
TIFF PARTNERS V-INTERNATIONAL, LLC
TIFF PRIVATE EQUITY PARTNERS 2005, LLC
TIFF PRIVATE EQUITY PARTNERS 2006, LLC
TIFF PRIVATE EQUITY PARTNERS 2007, LLC
TIFF PRIVATE EQUITY PARTNERS 2008, LLC
TIFF SECONDARY PARTNERS I, LLC
TIFF REALTY AND RESOURCES I, LLC
TIFF REALTY AND RESOURCES II, LLC
TIFF REALTY AND RESOURCES III, LLC
TIFF REALTY AND RESOURCES 2008, LLC
TIFF REAL ESTATE PARTNERS I, LLC
TIFF REAL ESTATE PARTNERS II, LLC

TIFF ABSOLUTE RETURN POOL
TIFF ABSOLUTE RETURN POOL II

APPENDIX B

NAV Calculation Schedule:

TIFF Investment Program, Inc.

NAVs are calculated on each Business Day in the year. There are 11 holidays during the year which are not Business Days: New Year’s Day, Dr. Martin Luther King Jr.’s Birthday, Presidents’ Day, Good Friday, Memorial Day, Fourth of July, Labor Day, Columbus Day, Veterans’ Day, Thanksgiving and Christmas.

TIFF PARTNERS I, LLC
TIFF PARTNERS II, LLC
TIFF PARTNERS III, LLC
TIFF PARTNERS IV, LLC
TIFF PARTNERS V-US, LLC
TIFF PARTNERS V-INTERNATIONAL, LLC
TIFF PRIVATE EQUITY PARTNERS 2005, LLC
TIFF PRIVATE EQUITY PARTNERS 2006, LLC
TIFF PRIVATE EQUITY PARTNERS 2007, LLC
TIFF PRIVATE EQUITY PARTNERS 2008, LLC
TIFF SECONDARY PARTNERS I, LLC
TIFF REALTY AND RESOURCES I, LLC
TIFF REALTY AND RESOURCES II, LLC
TIFF REALTY AND RESOURCES III, LLC
TIFF REALTY AND RESOURCES 2008, LLC
TIFF REAL ESTATE PARTNERS I, LLC
TIFF REAL ESTATE PARTNERS II, LLC

The Bank shall prepare in accordance with generally accepted accounting principles, and deliver to TAS on or before 60 days after the end of each fiscal quarter, quarterly statements of the Company’s assets and liabilities and Members’ capital, based on the most recent financial information received from the Underlying Funds.

TIFF Absolute Return Pool
TIFF Absolute Return Pool II

Valuation Day for each Class is defined as the last Business Day of each Month whilst there are Redeemable Shares of any relevant Class outstanding (or such other day or days as the Directors may determine from time to time on a case by case basis or generally) as of which the Net Asset Value of each Series of the Class and of the Redeemable Shares of each Series of that Class is calculated.

Business Day is defined as a day of which banks and the New York Stock Exchange are authorized to open for business in New York and the Caymen Islands.